The Company had special meetings of shareholders on 21st
April, 2005 and 16th June, 2005. The following are descriptions of the matters submitted to a vote of shareholders and the results of the votes with respect to each such matter.


21st April, 2005 Meeting


1.	To approve a Plan of Reorganization providing for the
exchange of Class C shares for Class A shares of GAM
Asia-Pacific Equity.

Outstanding
     Shares	For	 Against	Abstain

   77,553	51,624	   0         	0

2.	To approve a Plan of Reorganization providing for the
exchange of Class B shares for Class A shares of GAM
European Equity.

Outstanding
     Shares	For	 Against	Abstain

  127,350	64,676	  2,394   	1,372

3.	To approve a Plan of Reorganization providing for the
exchange of Class C shares for Class A shares of GAM
European Equity.

Outstanding
     Shares	For	 Against	Abstain

    33,780	19,712	   0       	0

4.	To approve a Plan of Reorganization providing for the
exchange of Class C shares for Class A shares of GAM
American Focus Equity.

Outstanding
     Shares	For	Against		Abstain

       54,328	28,826	1,491      	0


16th June, 2005 Meeting


1.	To approve a Plan of Reorganization providing for the
exchange of Class B shares for Class A shares of GAM
Asia-Pacific Equity.

Outstanding
     Shares	For	Against		Abstain

      105,387	56,421	1,563      	9,511